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                                                                      EXHIBIT 99

NEWS RELEASE

                                    INVESTOR RELATIONS:   Tania Almond
                                                          Digex, Incorporated
                                                          240-264-2237
                                                          tania.almond@digex.com

                                    MEDIA CONTACTS:       Laura Heinrich
                                                          Digex, Incorporated
                                                          301-847-5998
                                                          laurah@digex.com

                                                          Nicole Morodan
                                                          MS&L for Digex
                                                          212-213-7140
                                                          nmorodan@mslpr.com

                      DIGEX ANNOUNCES FIRST QUARTER RESULTS

 RECORD QUARTERLY REVENUE OF $28 MILLION UP 198% AND EUROPEAN EXPANSION SIGNAL
               MAJOR GROWTH FOR LEADING MANAGED HOSTING PROVIDER

BELTSVILLE, MD - MAY 2, 2000 - Digex, Incorporated (Nasdaq: DIGX), a leading managed Web and application hosting service provider for businesses worldwide, today announced revenue of $28.0 million for the quarter-ended March 31, 2000, a 198% increase over the year-ago level. Managed servers totaled 2,911, a record increase of 600 units over the previous quarter, with average monthly revenue per server reaching a new high of over $3,550. EBITDA* losses were ($15.1) million in the first quarter with a net loss per share of ($0.41), as the company continued its planned investments in infrastructure expansion.

Digex has established its European subsidiary and opened the first new SmartCenter outside the U.S. as part of a global expansion strategy. Other important initiatives during the quarter include a joint development effort and investment by Compaq and Microsoft and several new program and product releases in conjunction with Sun Microsystems and Oracle to broaden product offerings and accelerate into new markets.

"The first quarter was a strong start to the New Year for Digex, demonstrating the growing demand for our managed services and our ability to scale the business effectively," said Mark Shull, President and Chief Executive Officer. "Our core competencies in developing pre-engineered, Internet-ready hardware and software platforms, along with our continuing ability to leverage technology to further automate our processes, are allowing us to deploy servers rapidly and bring customer sites online in compressed timeframes."

The opening of the first European Digex SmartCenter (outside London) and the establishment of Digex Europe mark the first phase of Digex's planned international expansion. "We believe our managed hosting model will be particularly attractive in international markets, and Digex is well positioned by virtue of its depth of experience to become a leader in a market projected to be at $6.7 billion within three years," Shull noted.


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The company's strong results were driven by the following additional key metrics:

-      Annualized revenue per customer grew to over $185,000, up 166% over 1Q99

- Average number of servers per customer rose to 4.6, up 94% over the year-ago level

-      Total customers as of March 31, 2000 were 637, a 12% sequential increase

Capital investments for the quarter totaled $33.8 million. Cash and equivalents were $283.3 million as of March 31, 2000. "We have funded our business plan into 2001 and are in a strong position to continue our investments in the growth of this business," said Tim Adams, Chief Financial Officer.

"Our strategic partnerships with industry-leading hardware and software players have allowed us to expand the range of services we provide," said Rebecca Ward, President of Product Management, Engineering and Marketing. "In our work with Sun Microsystems, for example, we were the first provider to achieve SunTone certification; we announced support for the Sun Solaris 8 platform; and we joined with Sun in its Start-up Accelerator program, expanding our addressable customer base significantly."

"We strengthened our position as a preferred provider of managed hosting services for leading financial institutions with the addition of JP Morgan, Advanta, and Fleet Credit Card as customers, and we added several major business to business customers, including Medline," stated Nancy Faigen, President of Sales and Service Delivery. "We consistently hear from our customers their priorities for managed web hosting are performance, reliability, security and scalability. We believe we continue to win in the marketplace because these key factors have long been Digex's value-proposition."

The Company's expansion of its sales force remains on track. Quota-carrying salespeople grew to 91, out of a total Digex employee base of 785, as of March 31, 2000. Over 50% of the company's employee base has achieved advanced levels of technical certifications. Digex believes one of the keys to achieving its goals and maintaining a competitive advantage is winning and retaining customers through a combination of a direct sales force and a highly skilled technical workforce.

Quarterly highlights for Digex include:

- Growth in core managed Web hosting services for enterprise clients, with new additions including JP Morgan, Advanta, Pharmacia and Fleet Credit Card, and dot-com customers, including RedMeteor.com, independenttraveler.com, loquesea.com, tellthemnow.com, Medem.com, childU.com and I2Networks.com.

- Focus on the Application Service Provider managed hosting market under the Digex app-Link program with the addition of new ASP customers including AppNet and support for the Lotus Domino platform.

- Recognition of Digex's superior security practices and systems as the first managed Web hosting company to achieve ICSA TruSecure MSP (Managed Service Provider) certification.

- Expansion of customer platform options and improved Web site management with the addition of support for Microsoft Windows 2000 concurrent with product release by Microsoft.

- Achievement of the industry's first Sun-Tone certification from Sun Microsystems for excellence in managed hosting.

- Participation in the Sun Start-up Accelerator Program, providing selected dot-coms with up-front hardware and software for the development of new customer sites.

- Introduction of the Digex Oracle Dynamic Fail-Over Service to guarantee greater uptime service levels and the introduction of the Performance Testing Service to troubleshoot potential performance issues before sites go live.

-      Support for the high performance Sun Solaris 8 Operating Environment.


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FORWARD LOOKING STATEMENTS

Statements contained in this news release regarding expected financial results and other planned events are forward-looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Digex's services and the ability of Digex to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or technological conditions. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's annual 10K filing, and are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission.

ABOUT DIGEX

Digex (Nasdaq: DIGX) is a leading provider of managed Web and application hosting services for some of the world's leading companies that rely on the Internet as a critical business tool. Digex also offers value-added enterprise and professional services, including performance and security testing, monitoring, reporting and networking services. Digex customers, from mainstream enterprise corporations, Internet-based businesses and Application Service Providers (ASPs), leverage Digex's services to deploy secure, scaleable, high performance business solutions, including electronic retailing, online banking, online procurement and customer self-service applications. Additional information on Digex is available at www.digex.com.

* EBITDA consists of earnings (net loss) before interest expense, interest and other income, income taxes, deferred compensation, depreciation, and amortization. EBITDA does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA should also not be construed as a substitute for operating income or a better measure of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles. This caption excludes components that are significant in understanding and assessing the results of operations and cash flows. In addition, EBITDA is not a term defined by generally accepted accounting principles and as a result EBITDA may not be comparable to similarly titled measures used by other companies. However, the Company believes that EBITDA is relevant and useful information that is often reported and widely used by analysts, investors and other interested parties in the Web site and application hosting industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of the Company's operating performance, as an additional meaningful measure of performance and liquidity, and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditures and working capital requirements.

                                      # # #


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                              DIGEX, INCORPORATED

                       CONDENSED STATEMENTS OF OPERATIONS

             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)


                                                                        THREE MONTHS ENDED
                                                           ---------------------------------------------
                                                           MARCH 31, 2000                 MARCH 31, 1999
                                                           --------------                 --------------
                                                             (UNAUDITED)                    (UNAUDITED)
Revenues                                                   $      27,974                  $       9,392
Costs and expenses:
  Cost of operations                                               3,940                          1,652
  Cost of services                                                11,396                          3,952
  Selling, general and administrative                             27,776                          8,069
  Deferred compensation                                              994                              -
  Depreciation and amortization                                   12,571                          4,314
                                                           --------------                 --------------
Total costs and expenses                                          56,677                         17,987
                                                           --------------                 --------------
Loss from operations                                             (28,703)                        (8,595)
Other income (expense)
  Interest expense                                                  (443)                             -
  Interest and other income                                        3,500                              -
                                                           --------------                 --------------
Net loss before income tax benefit                               (25,646)                        (8,595)
Income tax benefit                                                     -                              -
                                                           --------------                 --------------
Net loss                                                   $     (25,646)                 $      (8,595)
                                                           ==============                 ==============
Net loss per common share -
  basic and diluted (1)                                    $       (0.41)                 $       (0.17)
                                                           ==============                 ==============
Shares used in computing basic and
  diluted net loss per share                                  62,620,879                     50,000,000
                                                           ==============                 ==============

EBITDA (2)                                                       (15,138)                        (4,281)

(1) Basic and diluted loss per share have been calculated assuming that the common shares issued in connection with the Company's recapitalization in April 1999 were outstanding for all periods presented.

(2) EBITDA before certain charges consists of earnings (net loss) before interest expense, interest and other income, income taxes, deferred compensation, depreciation and amortisation. EBITDA before certain charges does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA should not to be considered as an alternative to net loss as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA before certain charges is not a term defined by generally accepted accounting principles, and, as a result, the measure of EBITDA presented herein may not be comparable to similarly titled measures used by other companies.